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                                                                    EXHIBIT 11.1

                      ADVANCED FIBRE COMMUNICATIONS, INC.
    STATEMENT REGARDING COMPUTATION OF PRO FORMA NET INCOME (LOSS) PER SHARE

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                                                                                               SIX MONTHS ENDED
                                                                                YEAR ENDED         JUNE 30,
                                                                               DECEMBER 31,  --------------------
                                                                                   1995        1995       1996
                                                                               ------------  ---------  ---------
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Net income (loss)............................................................   $    2,341   $    (155) $  (1,541)
                                                                               ------------  ---------  ---------
Weighted average common shares outstanding...................................        4,373       4,283      5,670
Redeemable convertible preferred stock, on an as-if converted basis..........       17,448      16,922     18,663
Common stock equivalents -- stock options and warrants.......................        3,521      --         --
Staff Accounting Bulletin No. 83 issuances and grants:
  Stock options and warrants.................................................        1,070       1,278        300
  Redeemable convertible preferred stock.....................................          917       1,317         78
                                                                               ------------  ---------  ---------
Shares used in per share computations........................................       27,329      23,800     24,711
                                                                               ------------  ---------  ---------
Pro forma net income (loss) per share........................................   $     0.09   $   (0.01) $   (0.06)
                                                                               ------------  ---------  ---------
                                                                               ------------  ---------  ---------
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